Exhibit 4.1
SECURITIES PURCHASE AGREEMENT
PolyMedix, Inc.
170 N. Radnor Chester Road, Suite 300
Radnor, Pennsylvania 19087
Ladies & Gentlemen:
     The undersigned,                                         (the “Investor”), hereby confirms its agreement with you as follows:
I. This Securities Purchase Agreement (the “Agreement”) is made as of                     , 2008 between PolyMedix, Inc., a Delaware corporation (the “Company”), and the Investor.
II. The Company has authorized the sale and issuance of up to (i) 571,429 shares (the “Preferred Shares”) of Series 2008 Convertible Preferred Stock of the Company, $0.001 par value per share (the rights and preferences of which are as provided in that certain Certificate of Designations attached hereto as Exhibit A) (the “Preferred Stock”) convertible into shares (the “Conversion Shares”) of Common Stock of the Company, $0.001 par value per share (the “Common Stock”); and (ii) warrants (the form of which is attached hereto as Exhibit B) (the “Warrants”) to purchase up to 571,429 shares of Preferred Stock (“Preferred Warrant Shares”) at an exercise price of $10.00 per share if the Preferred Stock has not been converted into Common Stock or 5,714,286 shares of Common Stock (“Common Warrant Shares”) at an exercise price of $1.00 per share if the Preferred Stock has been converted into Common Stock, subject to adjustment by the Company, to the Investor and certain other accredited investors in a private placement (the “Offering”). The Preferred Warrant Shares and the Common Warrant Shares are hereinafter collectively referred to as the “Warrant Shares”.
III. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company and (b) it has no direct or indirect affiliation or association with any member of the Financial Industry Regulatory Authority as of the date hereof. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)
IV. Pursuant to the Terms and Conditions for Purchase of the Securities attached hereto as Annex I and incorporated herein by reference as if fully set forth herein (the “Terms and Conditions”), the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor:
•	units for a purchase price of $7.00 per unit, each unit consisting of one Preferred Share, and a Warrant to purchase either Preferred Warrant Shares, exercisable at $10.00 per Warrant Share if the Preferred Stock has not been converted into Common Stock or Common Warrant Shares, exercisable at $1.00 per Warrant Share if the Preferred Stock has been converted into Common Stock.
Unless otherwise requested by the Investor, certificates and warrant documents representing the Preferred Shares and Warrants purchased by the Investor will be registered in the Investor’s name and address as set forth below. The Preferred Shares and the Warrants are sometimes referred to collectively herein as the “Securities.” The Investor hereby confirms, by signing in the space provided below, that the foregoing correctly sets forth the agreement between the Investor and the Company with respect to the purchase of the Securities in the Offering. By executing this Agreement, the Investor acknowledges that the Company may use the information in Article III above and the name and address information below in preparation of the Registration Statement (as defined in Annex I) unless the Investor supplements the information in Article III by written notice to the Company.
AGREED AND ACCEPTED:

POLYMEDIX, INC.	Investor:

By:	By:

Print Name:

Title:	Title:

Address:

Tax ID No.:

Contact name:

Telephone:

Fax:

E-mail:*

Name in which shares should be registered (if different):

*	By providing an e-mail address, the Investor hereby consents to electronic delivery of the documents and notices required to be delivered pursuant to this Agreement.

2

ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF THE SECURITIES
1. Authorization and Sale of the Securities. Subject to these Terms and Conditions, the Company has authorized the sale of up to 571,429 Preferred Shares and Warrants to purchase 571,429 Preferred Warrant Shares, exercisable at $10.00 per Preferred Warrant Share if the Preferred Stock has not been converted into Common Stock or 5,714,286 Common Warrant Shares, exercisable at $1.00 per Common Warrant Share if the Preferred Stock has been converted into Common Stock. The Company reserves the right to increase or decrease the number of Preferred Shares.
2. Agreement to Sell and Purchase the Securities; Subscription Date.
     2.1. At the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Preferred Shares and Warrants set forth in Article III of the Securities Purchase Agreement to which these Terms and Conditions are attached at the purchase price set forth thereon.
     2.2. The Company may enter into the same form of Securities Purchase Agreement, including these Terms and Conditions, with certain other investors (the “Other Investors”) and expects to complete sales of the Securities to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and the Securities Purchase Agreement to which these Terms and Conditions are attached and the Securities Purchase Agreements (including attached Terms and Conditions) executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”). The Company may accept executed Agreements from Investors for the purchase of the Securities commencing upon the date on which the Company provides the Investors with the proposed purchase price and concluding upon the date (the “Subscription Date”) on which the Company has (i) executed Agreements with Investors for the purchase and sale of all of the Preferred Shares and Warrants subject to the Offering, or (ii) notified Emerging Growth Equities, Ltd., in its capacity as placement agent for this transaction (the “Placement Agent”), in writing that it is no longer accepting additional Agreements from Investors for the purchase of the Securities. The Company may not enter into any Agreements after the Subscription Date.
3. The Closing.
     3.1. Closing. The completion of the purchase and sale of the Securities (the “Closing”) shall occur on or before September 30, 2008 (the “Closing Date”), at the offices of the Company’s counsel or at such other place as may be agreed upon by the Company and the Placement Agent. On the Closing Date, the Company shall deliver to the Investor, or a representative of the Investor the following:
     (a) this Agreement duly executed by the Company; and
     (b) evidence of the filing of the Certificate of Designations with the Secretary of State of Delaware.

     3.2. The Closing Conditions.
     (a) The Company’s obligation to issue the Securities to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company:
(i) prior receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Securities being purchased hereunder as set forth in Article IV of the Securities Purchase Agreement;
(ii) completion of the purchases and sales under the Agreements with the Other Investors; and
(iii) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.
     (b) The Investor’s obligation to purchase the Securities shall be subject to the following conditions, any one or more of which may be waived by the Investor:
(i) representations and warranties of the Company set forth herein being true and correct as of the Closing Date in all material respects;
(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and
(iii) the delivery by the Company of the items set forth in Section 3.1 of this Agreement.
     3.3. Delivery of Securities. Within 5 days of Closing, one or more stock certificates representing the number of Preferred Shares and warrant documents representing Warrants to purchase the number of Warrant Shares set forth in Article IV of the Securities Purchase Agreement, each such certificate and document to be registered in the name of the Investor or, if so indicated on the signature page of the Securities Purchase Agreement, in the name of a nominee designated by the Investor.
4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:
     4.1. Organization. Each of the Company and its subsidiary is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its subsidiary has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of its most recently completed fiscal year through the date hereof (the “Exchange Act Documents”), including, without limitation, its report on Form 10-K for the year ended December 31, 2007 and its reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 and each of the Company and its subsidiary is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the financial condition, business, properties or operations of the Company and its subsidiary, taken as a whole (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.
     4.2. Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements and the Warrants, and the Agreements and the Warrants have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Preferred Shares being purchased by the Investors under the Agreements will, upon issuance and payment therefor pursuant to the terms hereof and of the other Agreements, be duly authorized, validly issued, fully-paid and nonassessable. The Company has reserved from its duly authorized capital stock the number of Preferred Shares issuable pursuant to the Agreements. Subject to Section 4.5, the Conversion Shares and the Warrant Shares will, upon issuance and payment therefor pursuant to the terms thereof, be duly authorized, validly issued, fully-paid and nonassessable.
     4.3. Non-Contravention. The execution and delivery of the Agreements, the issuance and sale of the Securities, the Conversion Shares and the Warrant Shares under the Agreements, the fulfillment of the terms of the Agreements and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any agreement or instrument of a character required by Item 601 of Regulation S-K to be filed as an exhibit to the Company’s Exchange Act Documents, (ii) the charter, by-laws or other organizational documents of each of the Company and its subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company and its subsidiary or their respective properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or its subsidiary or an acceleration of indebtedness pursuant to any agreement or instrument of a character required by Item 601 of Regulation S-K to be filed as an exhibit to the Company’s Exchange Act Documents, except in cases not reasonably likely to have a Material Adverse Effect. Except for the approval of the Company’s stockholders contemplated by Section 4.5, no consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Agreements and the valid issuance and sale of the Securities, the Conversion Shares and the Warrant Shares to be sold pursuant to the Agreements and the Preferred Shares and the Warrants to be sold pursuant to the Agreements, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.
     4.4. Capitalization. The entire authorized capital stock of the Company consists of (A) 90,000,000 shares of Common Stock, of which 53,542,297 are issued and outstanding, and (B) 10,000,000 shares of preferred stock (“Preferred Stock”), of which, pursuant to the Offering, 2,000,000 shares were designated as Preferred Stock, of which no shares are issued and outstanding. No other shares of any series or class of Preferred Stock have been authorized or issued. All shares of the Company’s issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company. Except as disclosed in the Exchange Act Documents and filings (the “Securities Act Documents”) of the Company with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) no person has any right of first refusal, preemptive right, right of participation or any similar right to participate in the transactions contemplated by the Agreements. Except as a result of the purchase and sale of the Securities pursuant to the Offering, and except for the Company’s currently outstanding employee and director stock options under the Company’s equity compensation plans and outstanding warrants as disclosed in the Exchange Act Documents, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as disclosed in the Exchange Act Documents and the Securities Act Documents, the issuance and sale of the Securities pursuant to the Agreements will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.
     4.5. Increase in Authorized Common Stock.
     (a) The Company will take all action necessary to call, hold and convene a meeting (the “Stockholders’ Meeting”) of its stockholders following the Closing Date for the purposes of obtaining the approval (the “Stockholders Approval”) of the Company’s stockholders of an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Company’s Charter”), to increase the number of shares of Common Stock authorized for issuance by the Company under the Company’s Charter to such amount as shall be determined by the Company’s board of directors, in its sole discretion, which amount shall exceed the amount necessary to cover the issuance of all Conversion Shares and Common Warrant Shares issuable in the Offering. The Company shall file preliminary and definitive proxy statements for the Stockholders’ Meeting with the SEC as promptly as reasonably practicable following the Closing Date and shall use its reasonable efforts to hold the Stockholders’ Meeting within 60 days of the filing of the definitive proxy statement. The Company shall solicit proxies from the stockholders to obtain the Stockholders Approval and, consistent with its fiduciary duties, use its reasonable efforts to secure the requisite stockholder vote at the Stockholders’ Meeting. After the Closing Date, the Company shall establish a record date for, call, give notice of, convene and hold the Stockholders’ Meeting for the purpose of obtaining the Stockholders Approval in accordance with applicable law.
     (b) As soon as practicable upon obtaining the Stockholders Approval of the Amendment, the Corporation shall file the Amendment with the Secretary of State of the State of Delaware.
     4.6. Financial Statements; Accountants. The consolidated financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly in all material respects, in accordance with generally accepted accounting principles, the financial position of the Company and its subsidiary as of the dates indicated, and the results of its operations and cash flows of the Company and its subsidiary for the periods therein specified and are consistent with the books and records of the Company except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be included in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the SEC on Form 10-Q (and Form 10-QSB, to the extent applicable), under the Exchange Act and except as disclosed in the Exchange Act Documents. The other financial information contained in the Exchange Act Documents has been prepared on a basis consistent with the financial statements of the Company and its subsidiaries contained in the Exchange Act Documents. To the Company’s knowledge, Deloitte & Touche LLP, who the Company expects will consent to the inclusion in the Registration Statement referred to in Section 8.1 hereof of any of its opinions with respect to the financial statements to be incorporated by reference from the Company’s Exchange Act Documents into the Registration Statement (as defined below) and the prospectus which forms a part thereof, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.
     4.7. Placement Agent. Emerging Growth Equities, Ltd. (“EGE”) served as a selected dealer for the Company’s public offering (the “Registered Offering”) of units, each consisting of one share of Common Stock and a warrant to purchase one share of Common Stock, which was completed on July 31, 2008. For its services as a selected dealer in the Registered Offering, EGE received a $684,250 fee and a warrant to purchase 698,214 shares of Common Stock, exercisable at $1.00 per share and expiring on July 14, 2013. In connection with the Offering, the Placement Agent will receive a cash placement fee in an amount equal to 7% of the gross sales price of the Units sold in the Offering and a warrant to purchase a number of shares of Preferred Stock equal to 5% of the Units sold in the Offering. Such warrant will be substantially similar to the Warrant sold as part of the Unit to Investors in the Offering, including those provisions related to the conversion of the Preferred Stock and the right thereafter to purchase shares of Common Stock in lieu of shares of Preferred Stock.
     4.8. Company not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Securities contemplated by the Offering will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
     4.9. Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Investors under the Agreements and the Conversion Shares and Warrant Shares to be issued pursuant to the Preferred Shares and Warrants sold to the Investors under the Agreements will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.
     4.10. Private Offering. Assuming (i) the correctness of the representations and warranties of the Investors set forth in Section 5 hereof, (ii) the correctness of the information provided in the form of Investor Questionnaire attached hereto as Exhibit D (the “Investor Questionnaire”) submitted by each of the Investors and (iii) that Placement Agent’s activities are consistent with the activities permissible under Rule 506 of Regulation D of the Securities Act, the offer and sale of the Securities hereunder is exempt from registration under the Securities Act.
5. Representations, Warranties and Covenants of the Investor.
     5.1. The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities; (ii) the Investor is acquiring the number of Preferred Shares and Warrants set forth in Article IV of the attached Securities Purchase Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of the Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions on the Investor Questionnaire for use in preparation of the Registration Statement and the answers thereto are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date; (v) the Investor will notify the Company immediately of any change in any of such information until such time as the Investor has sold all of its Conversion Shares and Warrant Shares or until the Company is otherwise no longer required to keep the Registration Statement effective; and (vi) the Investor has, in connection with its decision to purchase the number of Preferred Shares and Warrants set forth in Article IV of the attached Securities Purchase Agreement, relied only upon the Exchange Act Documents, the Securities Act Documents, and the representations and warranties of the Company contained herein. The Investor understands that neither the Offering nor the acquisition of the Securities have been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein and the information provided in the Investor’s Investor Questionnaire. The Investor has completed or caused to be completed and delivered to the Company the Investor Questionnaire, which questionnaire is true, correct and complete in all material respects.
     5.2. The Investor (other than individuals) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement to be performed by the Investor have been duly authorized by all necessary corporate or similar action on the part of the Investor. This Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ and contracting parties’ rights generally, (ii) as limited by rules of law governing specific performance, injunctive relief, or other equitable remedies, (iii) as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iv) to the extent the indemnification and contribution provisions contained in this Agreement may be limited by applicable federal or state securities laws or the public policy underlying such laws.
     5.3. The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement, including, without limitation any Securities Act Document.
     5.4. The Investor is (i) acquiring the Securities and (ii) the shares of Common Stock or Preferred Stock, as applicable, receivable upon conversion or exercise thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities under an exemption under the Securities Act and reserves the right to dispose of the Conversion Shares and Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Investor is acquiring the Securities hereunder in the ordinary course of its business.
     5.5. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.
     5.6. The Investor and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Securities as have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Securities involves a high degree of risk.
     5.7. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
     5.8. The Investor shall deliver to the Corporation at the Closing a fully completed Investor Questionnaire. The Investor shall timely provide upon request by the Corporation any additional information or updated information with respect to the Investor’s completed Investor Questionnaire within five (5) business days of such request by the Corporation in preparation for the filing of the Registration Statement (as defined below) pursuant to Section 9.1.
6. Survival of Representations, Warranties and Agreements. All covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefore until the second anniversary of the Closing Date.
7. Additional Risk Factors. AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD ONLY BE CONSIDERED BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO HAVE SUBSTANTIAL RESOURCES AND WHO ARE PREPARED FOR THE POSSIBILITY OF HOLDING ONTO THEIR INVESTMENTS FOR THE FORESEEABLE FUTURE. In analyzing the Offering, the Investor should carefully consider the following matters, which are representative, but not inclusive, of all of the risks which may be encountered as a result of investment in the Offering, as well as those risk factors discussed in the Exchange Act Documents.
     7.1. The Company’s management team will have immediate and broad discretion over the use of the net proceeds from this Offering. There is no minimum offering amount required as a condition closing this Offering and therefore net proceeds from the Offering will be immediately available to the Company’s management (“Management”) to use at their discretion. Management intends to use the net proceeds for general corporate purposes to support further research and development of its product candidates, which may include the financing of capital expenditures in connection therewith and general working capital needs. Management’s judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which Management bases its decisions.
     7.2. You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future. You will incur immediate and substantial dilution as a result of this Offering. In addition, in the past, the Company issued options and warrants to acquire shares of Common Stock. To the extent these options and warrants are ultimately exercised, you will sustain future dilution. The Company may also acquire or license other technologies or finance strategic alliances by issuing equity, which may result in additional dilution to the Company’s stockholders. Further, the Company expects the Amendment to the Company’s Charter will include significantly more shares of Common Stock authorized for issuance by the Company than is required to cover the issuance of the Conversion Shares and the Common Warrant Shares issuable in the Offering. While the Amendment to the Company’s Charter itself will not result in the immediate dilution to the Investors, issuances of significant numbers of additional shares of Common Stock in the future, such as pursuant to an equity financing, will dilute stockholders’ percentage ownership of the Company.
     7.3. If the Company’s stockholders do not approve the Amendment to the Company’s Charter, the Preferred Stock will not be convertible into, and the Warrants will not be exercisable for, Common Stock, which could adversely affect the return on your investment. Currently, the Company does not have enough shares of Common Stock authorized to cover the conversion of the shares of Preferred Stock or the purchase of Common Warrant Shares. Pursuant to this Securities Purchase Agreement, the Company is required to take all action necessary to hold the Stockholders’ Meeting to obtain the Stockholders Approval of the Amendment to the Company’s Charter. The Company’s stockholders may not vote in favor of the Amendment to the Company’s Charter, in which case the Preferred Stock will not be convertible into Common Stock and the Warrants will be exercisable for additional shares of Preferred Stock only (which will also not be convertible into Common Stock). If the Preferred Stock is not converted into Common Stock, you may have to hold onto your investment indefinitely, which could adversely affect the return on your investment.
     7.4. There is no public market for either the Preferred Stock or the Warrants in this Offering and restrictions on transfer may make these securities illiquid. There is no established public trading market for either the Preferred Stock or the Warrants being offered in this Offering, and the Company does not expect a market to develop for either Security. In addition, the Company does not intend to apply for listing either the Preferred Stock or the Warrants on any securities exchange and the Company will not file a registration statement covering the resale of the Preferred Stock or Warrants themselves. Without an active market, the liquidity of these Securities will be limited. Even if a public market develops for these Securities, Rule 144 (the “Rule”) promulgated under the Securities Act requires, among other conditions, a minimum six month holding period for non-affiliates (one year for affiliates prior to the resale (for affiliates, in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act.
     7.5. Even if the Offering is fully subscribed, the Company will need additional capital in the future. If additional capital is not available, the Company may not be able to continue to operate its business pursuant to the Company’s business plan or the Company may have to discontinue its operations entirely. The Placement Agent in this Offering will offer the units on a “best-efforts” basis, meaning that the Company may raise substantially less than the total maximum offering amounts. Further, during fiscal 2007 and fiscal 2008 to date, the Company used a significant amount of cash to finance the continued development and testing of the Company’s product candidates. If the Company continues to use cash at this rate it will need significant additional financing, which the Company may seek to raise through, among other things, public and private equity offerings and debt financing. Any equity financings will be dilutive to existing stockholders, and any debt financings will likely involve covenants restricting the Company’s business activities. Additional financing may not be available on acceptable terms, or at all.
     7.6. The Preferred Stock will contain no preferential terms, such as the special dividend preferences. The Certificate of Designations of the Preferred Stock does not provide for any special preferences with respect to the Preferred Stock. For instance, the Preferred Stock is not entitled to any dividend preference and holders of the Preferred Stock will only receive dividends to the extent dividends are payable on the Company’s Common Stock. The Company does not intend to pay dividends to the holders of any of the Company’s outstanding capital stock for the foreseeable future. Therefore, potential investors who anticipate the need for immediate or future income by way of dividends from their investment in this Offering should refrain from the purchase of the Securities.
     7.7. The offering price of the Securities may not reflect actual value. The offering price of the Securities was determined in the sole discretion of the Company’s Board of Directors and may or may not be an indication of actual value.
8. Transfer Restrictions.
     8.1. The Securities may only be disposed of in compliance with state and federal securities laws. The Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an affiliate of the Investor (who is an accredited investor and executes a customary representation letter) or in connection with a pledge as contemplated in Section 7.2 hereof, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act, provided, however, that in the case of a transfer pursuant to Rule 144, no opinion shall be required if the transferor provides the Company with a customary seller’s representation and broker’s representation letter reasonably satisfactory to the Company. Any such transferee that agrees in writing to be bound by the terms of this Agreement shall have the rights of an Investor under this Agreement, including the rights of a “Selling Stockholder” in Section 8 hereof. The Company shall reissue certificates evidencing the Securities upon surrender of certificates evidencing the Securities being transferred in accordance with this Section 7.1.

     8.2. The Investors agree to the imprinting, so long as is required by this Section 7, of a legend on any of the Securities in substantially the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR DISPOSITION MAY BE AFFECTED WITHOUT REGISTRATION UNDER THE ACT.
     8.3. Upon delivery by the Investor to the Company’s transfer agent, with a copy to the Company, of the Representation Letter substantially in the form attached hereto as Exhibit C, the certificates evidencing the Conversion Shares or the Warrant Shares, as applicable, (collectively, the “Underlying Shares”) shall not contain any legend (including the legend set forth in Section 7.2 hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any shares of Preferred Stock are converted or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 7.3, it will, no later than three Trading Days (as defined below) following the delivery by an Investor to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 7. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System as directed by such Investor. “Trading Day” means a day on which the principal trading market is open for trading.

     8.4. The Investor agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 7 is predicated upon the Company’s reliance on, and the Investor’s agreement that, the Investor will not sell any Securities except pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption from such registration or prospectus delivery requirements.
9. Registration of Conversion Shares and Common Warrant Shares; Compliance with the Securities Act.
     9.1. Registration Procedures and Other Matters. The Company shall:
     (a) Within twenty 20 business days following the later of (i) the filing of the Certificate Amendment, or (ii) the filing of the Company’s next required Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, after Closing, the Company shall prepare and file with the SEC a registration statement on such form as is then available to the Company (the “Registration Statement”) to enable the resale of the Conversion Shares and any Common Warrant Shares (referred to collectively herein as, the “Registrable Securities”) by the Investors from time to time through the OTC Bulletin Board or in privately-negotiated transactions or through the facilities of any securities exchange or securities trading platform through which the Common Stock is traded, quoted or otherwise included for offer or sale, subject to any limits on the amount of Registrable Securities included on the Registration Statement required by the SEC;
     (b) use its reasonable commercial efforts, subject to receipt of necessary information from the Investors after prompt request from the Company to the Investor to provide such information, to cause the Registration Statement to become effective;
     (c) use its reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Investor’s Securities purchased hereunder, the earlier of the date that (i) all Registrable Securities covered by such Registration Statement have been sold, (ii) all Registrable Securities may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected Investors, or (iii)(A) the second anniversary of the Closing Date with respect to Registrable Securities that are Conversion Shares, and (B) the fifth anniversary of the Closing Date with respect to Registrable Securities that are Common Warrant Shares;
     (d) furnish (which may be furnished electronically) to the Investor with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable

Securities by the Investor; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;
     (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor and use its reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 8.1(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
     (f) bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 8.1 and the registration of the Registrable Securities pursuant to the Registration Statement except with respect to any legal or attorney fees incurred by any of the Investors in connection with the Registration Statement and any amendments thereto; and
     (g) advise the Investor (which advisement may occur electronically), promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.
          The Investor acknowledges that the Company may include on the Registration Statement shares of Common Stock of the Company for resale by certain other stockholders of the Company, and that the Company may file a subsequent registration statement for the resale of shares of Common Stock by certain other stockholders of the Company. The Investor further acknowledges that the Company will be under no obligation to include the Investor’s Registrable Securities in the Registration Statement if the Investor does not timely return to the Company completed responses to the Company’s request for information to be included in the Registration Statement.
     9.2. Transfer of Registrable Securities After Registration; Suspension.
     (a) The Investor agrees that it will not effect any disposition of the Registrable Securities or its right to purchase the Registrable Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 8.1 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.
     (b) Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company, use reasonable efforts to prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor (which may occur electronically) upon its request copies of any documents filed pursuant to Section 8.2(b)(i); and (iii) inform each Investor that the Company has complied with its obligations in Section 8.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor when the amendment has become effective).
     (c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (v) the Company determined in its good faith judgment that the disclosure of any event or circumstance would be to the detriment of the business, operations or prospects of the Company or otherwise relates to a business transaction, operations or other material event which has not yet been publicly disclosed; then the Company shall deliver a certificate in writing (which may be delivered electronically) to the Investor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Investor’s receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its reasonable efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to the Investor.
     (d) Provided that a Suspension is not then in effect, the Investor may sell Registrable Securities under the Registration Statement, provided that it arranges for delivery of a current prospectus to the transferee of such Registrable Securities to the extent required by the Securities Act and the rules and regulations thereunder.
     9.3. Indemnification. For the purpose of this Section 8.3:
(i) the term “Selling Stockholder” shall include the Investor and any affiliate of such Investor;
(ii) the term “Registration Statement” shall include the prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and any exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 8.1 hereof; and
(iii) the term “untrue statement” shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (a) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any failure by the Company to materially comply with the covenants and agreements contained in this Agreement, or (ii) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Selling Stockholder for any reasonable and documented legal expenses and any other actual, accountable out-of—pocket documented expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to materially comply with its covenants and agreements contained in this Agreement. The Company shall reimburse each Selling Stockholder for the amounts provided for herein within a reasonable period of time after demand thereof.
     (b) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement, each director of the Company, and each of the Company’s representatives involved in the preparation of the Registration Statement) from and against any losses, claims, damages or liabilities to which the

Company (or any such officer, director, controlling person, or representative) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by the Investor to materially comply with the covenants and agreements contained in this Agreement, or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director, controlling person, or representative), as the case may be, for any reasonable and documented legal expenses or other actual, accountable out-of—pocket documented expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. In no event shall the liability of any Selling Stockholder hereunder be greater in amount than the dollar amount of the net proceeds received by such Selling Stockholder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
     (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 8.3 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 8.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in this Section 8.3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor or Investors, as applicable, on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor or other Selling Stockholder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investor and other Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor’s obligations in this subsection to contribute shall be in proportion to the Investor’s sale of Registrable Securities to which such loss relates and shall not be joint with any other Selling Stockholders. In no event shall the liability of any Selling Stockholder hereunder be greater in amount than the dollar amount of the net proceeds received by such Selling Stockholder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
     (e) The Investor hereby acknowledges that it is a sophisticated business person who was represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8.3, and is fully informed regarding said provisions. The Investor further acknowledges that the provisions of this Section 8.3 fairly allocate the risks involved in the Offering. The Investor and the Company are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 8.3, and the Investor and the Company hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 8.3 and further agree not to attempt to assert any such defense.
     9.4. Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 8 upon the transferability of the Registrable Securities shall cease and terminate as to any particular number of the Registrable Securities when such Registrable

Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Registrable Securities or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.
     9.5. Information Available. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by the Investor, the Company will furnish to the Investor:
     (a) upon the reasonable request of the Investor, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses; and
     (b) if agreed to by the Investor on the signature page to this Agreement, the documents required to be delivered by the Company pursuant to this Agreement, except for the prospectus or preliminary prospectus required to be delivered pursuant to Section 8.1(d) herein, shall be delivered to the Investor in electronic form to the e-mail address provided by the Investor on the signature page of the Securities Purchase Agreement.
10. Other Agreements.
     10.1. Public Information. Until the earliest of the time that no Investor owns Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. The Company covenants that it will use reasonable efforts to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor holding the Securities purchased hereunder made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144(c)(2) under the Securities Act). The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.
     10.2. Securities Laws Disclosure; Publicity. The Company shall issue a press release and file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents as exhibits thereto, in accordance with the provisions of the Exchange Act.
11. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, by facsimile or e-mail, or (B) if delivered from outside the United States, by international express courier, facsimile or e-mail, and shall be deemed given (i) if delivered by first-class registered or certified mail, five business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile or e-mail, upon electronic confirmation of receipt and shall be delivered as addressed as follows:
(a)	if to the Company, to:
PolyMedix, Inc.
170 N. Radnor Chester Road, Suite 300
Radnor, PA 19087
Attn: Edward F. Smith, Chief Financial Officer
Fax: (484) 598-2333
Email: esmith@polymedix.com
(b)	with a copy to:
Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwen, PA 19312
Attention: Jeffrey P. Libson, Esq.
Fax: (610) 640-7835
Email: libsonj@pepperlaw.com
(c)	if to the Investor, at its mail or e-mail address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
12. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor; provided, however, the provisions of Section 8.1 may not be amended without the prior written consent of at least a majority in interest of the Registrable Securities.
13. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement and do not affect its interpretation.
14. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.
16. Counterparts. This Agreement may be executed in two or more counterparts, including facsimile counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.
17. Confidential Information. The Investor represents to the Company that, at all times during the Company’s offering of the Securities, the Investor has maintained in confidence all non-public information regarding the Company received by the Investor from the Company or its agents, including information about the Offering of the Securities and covenants that it will continue to maintain in confidence such information until such date that the transactions contemplated hereunder are publicly disclosed pursuant to this Agreement.
18. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any document contemplated by the Offering (each, a “Transaction Document” and collectively, the “Transaction Documents”) are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

EXHIBIT A
See attached.

EXHIBIT B
See attached.

EXHIBIT C
REPRESENTATION LETTER
[Transfer Agent Name]
[Transfer Agent Address]
[Transfer Agent Address]
          RE:       Securities of PolyMedix, Inc. (the “Company”)
Dear Sir/Madam:
          The undersigned hereby certifies that at the time of the sale of its securities in the Company, it will either (i) sell the securities pursuant to the Company’s Prospectus dated                      (the “Prospectus”) in a manner described under the caption “Plan of Distribution” in the Prospectus in compliance with all securities laws applicable to the undersigned, including, without limitation, the prospectus delivery requirements of the Securities Act of 1933, as amended; or (ii) sell the securities in compliance with Rule 144 of the Securities Act of 1933, as amended.

Selling Shareholder (the beneficial owner):

Record Holder (e.g., if held in name of nominee):

Restricted Stock Certificate No.(s):

Number of Shares:

Very truly yours,

Dated:	By:
Print Name:
Title:

EXHIBIT D
See attached.

EXHIBIT E
FORM OF SURRENDER NOTICE
(To be executed by the registered holder in order to receive shares of Common Stock following conversion of Series 2008 Preferred Stock)
     The undersigned hereby acknowledges receipt of a Notice of Conversion from PolyMedix, Inc., a Delaware corporation (the “Corporation”) in connection with the conversion of shares of Series 2008 Convertible Preferred Stock (the “Series 2008 Preferred Stock”) into shares of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”), the number of which such shares of Series 2008 Preferred Stock held by the undersigned are indicated below and are evidenced by certificate(s) #                    , according to the Certificate of Designations of the Series 2008 Preferred Stock and the conditions hereof, as of the date set forth on the Notice of Conversion. The undersigned hereby requests that certificates for the shares of Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If the shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Enclosed with this Surrender Form are [PLEASE CHECK ONE]       the above numbered certificate(s), duly endorsed/      an affidavit attesting to the lost, stolen or destroyed above numbered certificate(s).

Date of Conversion (Date of Notice)

Number of shares of Series 2008 Preferred Stock owned prior to Conversion

Number of shares of Series 2008 Preferred Stock to be Converted

Stated Value of Series 2008 Preferred Stock to be Converted

Number of shares of Common Stock to be Issued

Applicable Conversion Value

Number of shares of Series 2008 Preferred Stock owned subsequent to Conversion

Conversion Information:

[NAME OF HOLDER]

Address of Holder:

Issue Common Stock to (if different than above):

Name:
Address:

Tax ID #:

          The undersigned acknowledges the restrictions described in the Securities Purchase Agreement regarding the resale of the Common Stock issuable upon conversion of the Series 2008 Preferred Stock.

Name of Holder

By:
Name:
Title: